Exhibit 99.1

May 27, 2016	PRESS RELEASE

BankGuam Holding Company

Declares 2nd Quarter Dividends

BankGuam Holding Company (BKGMF), announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share at its Board’s regular meeting held on Monday, May 23, 2016. The dividend will be paid on June 30, 2016, to shareholders of record as of June 15, 2016.

BankGuamHolding Company President and Chair of the Board, Lou A. Leon Guerrero stated, “I am happy to report that we have met our financial performance for this quarter, thus allowing us to once again provide a return on our shareholder’s investment.”

CONTACT: BankGuam Holding Company

                     William D. Leon Guerrero, EVP and COO

                     (671) 472-5273